________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                              -------------------
                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

    [ ] Preliminary Proxy Statement

    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    [x] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to 'SS'240.14a-11(c) or 'SS'240.14a-12

                                 OMNICARE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

                              -------------------

Payment of Filing Fee (Check the appropriate box):

    [x] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

            ....................................................................

        (2) Aggregate number of securities to which transaction applies:

            ....................................................................

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ....................................................................

       (4) Proposed maximum aggregate value of transaction:

            ....................................................................

       (5) Total fee paid:

            ....................................................................

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

            ....................................................................

        (2) Form, Schedule or Registration Statement No.:

            ....................................................................

        (3) Filing Party:

            ....................................................................

        (4) Date Filed:

            ....................................................................

________________________________________________________________________________

                                     [Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 2000

    The Annual Meeting of Stockholders of Omnicare, Inc. (the 'Company') will be held at The Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, Kentucky, on Monday, May 15, 2000 at 10:00 a.m. The purpose of the Annual Meeting is to consider and act upon:

    (1)  the election of directors;

    (2) the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company; and

    (3)  any other business as may properly be brought before the meeting.

    Stockholders of record at the close of business on March 23, 2000 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

    Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and mail it in the enclosed envelope at your earliest convenience. No postage is required if it is mailed in the United States.

                                           By Order of the Board of Directors

                                                  CHERYL D. HODGES
                                                  Secretary

Covington, Kentucky
March 30, 2000

YOUR VOTE IS IMPORTANT! TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE TAKE A MOMENT TO SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 OMNICARE, INC.
                          100 E. RIVERCENTER BOULEVARD
                           COVINGTON, KENTUCKY 41011

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

    This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Omnicare, Inc. (the 'Company') of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 15, 2000, and any adjournment thereof ('Annual Meeting'). Stockholders of record as of the close of business on March 23, 2000 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of such date, the Company had outstanding 92,394,094 shares of its Common Stock, par value $1 per share ('Common Stock'), having one vote per share.

    To constitute a quorum at the Annual Meeting, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary. Shares represented by proxies received by the Company will be counted as present at the Annual Meeting for the purpose of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Abstentions will be treated as votes cast on a particular proposal as well as shares present at the Annual Meeting. Where nominee stockholders are not permitted to vote on a specific issue because they did not receive specified instructions on the specific issue from the beneficial owners of the shares ('Broker Nonvotes'), such Broker Nonvotes will be treated as not present at the meeting for purposes of calculating the results of the vote on the specific issue. Accordingly, abstentions and Broker Nonvotes have the effect of a negative vote on any proposal where the vote required to pass the proposal is a percentage of the outstanding shares, but only abstentions have the effect of a negative vote when the vote required to pass a proposal is a percentage of the shares present at the Annual Meeting. Shares represented by properly executed proxies received in the accompanying form will be voted in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted (1) to elect as directors the 13 persons named below; and
(2) to ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for 2000. A proxy may be revoked at any time prior to its exercise by the execution of a proxy signed at a later date or by the giving of written notice of revocation to the Secretary of the Company. A revocation during the Annual Meeting will not affect any vote previously taken.

    This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about March 30, 2000.

                             ELECTION OF DIRECTORS

    The number of directors to be elected at the Annual Meeting has been fixed by the Board of Directors at 13. Directors are to be elected to serve until the following annual meeting of stockholders and until their respective successors are duly elected and qualified. Set forth below are the names of the persons to be nominated by the Board of Directors, together with a description of each person's principal occupation during at least the past five years and other pertinent information. Each of the nominees for election as a director, except for David W. Froesel, Jr., and John H. Timoney, is currently a director of the Company.

    The Company has a program under which certain nominations for membership on the Board of Directors are on occasion rotated among senior operating executives of the Company and its subsidiaries. The persons considered to be in the rotating group are Messrs. Timothy E. Bien, Leo P. Finn, David W. Froesel, Jr., Gary W. Kadlec, Thomas W. Ludeke, Jeffrey M. Stamps and Ms. Mary Lou Fox.
Mr. Bien and Ms. Fox are currently directors. Mr. Froesel and Ms. Fox are being nominated from that group this year. It is anticipated that additional executives of the Company will be included in such rotating group in future years.

    No person may be nominated for election as a director unless written notice of intention to nominate such person (which notice shall contain the prospective nominee's name, address and occupation) has been given to the Chairman, the President or the Secretary of the Company by a stockholder entitled to notice of, and to attend, a meeting of stockholders at which directors are to be elected, not later than 15 business days before such meeting.

    Unless authority is withheld for individual nominees or all nominees, it is intended that the shares represented by each proxy will be voted for the nominees listed below. The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for a substitute nominee designated by the Board of Directors and for the remaining nominees (except where a proxy withholds authority with respect to the election of directors).

                                    NOMINEES

EDWARD L. HUTTON ..........  Mr. Hutton is Chairman of the Company and has held this
Director since 1981            position since May 1981. Additionally, he is Chairman and
Age: 80                        Chief Executive Officer and a director of Chemed
                               Corporation, Cincinnati, Ohio (a diversified public
                               corporation with interests in plumbing and drain cleaning
                               services, janitorial supplies and health care services)
                               (hereinafter 'Chemed') and has held these positions since
                               November 1993 and April 1970, respectively. Previously, he was President and Chief Executive Officer of Chemed,
                               positions he had held from April 1970 to November 1993.
                               Mr. Hutton is the father of Thomas C. Hutton, who is a
                               director of the Company.

JOEL F. GEMUNDER ..........  Mr. Gemunder is President of the Company and has held this
Director since 1981            position since May 1981. From January 1981 until July
Age: 60                        1981, he served as Chief Executive Officer of the
                               partnership organized as a predecessor to the Company for
                               the purpose of owning and operating certain health care
                               businesses of Chemed and Daylin, Inc., each then a
                               subsidiary of W.R. Grace & Co. Mr. Gemunder was an
                               Executive Vice President of Chemed and Group Executive of
                               its Health Care Group from May 1981 through July 1981 and
                               a Vice President of Chemed from 1977 until May 1981.
                               Mr. Gemunder is a director of Chemed and Ultratech
                               Stepper, Inc. (a manufacturer of photolithography
                               equipment for the computer industry).

CHARLES H. ERHART, JR. ....  Mr. Erhart retired as President of W.R. Grace & Co.,
Director since 1981            Columbia, Maryland (international specialty chemicals,
Age: 74                        construction and packaging) (hereinafter 'Grace') in
                               August 1990. He had held this position since July 1989.
                               From November 1986 to July 1989, he was Chairman of the
                               Executive Committee of Grace. From May 1981 to November
                               1986, he served as Vice Chairman and Chief Administrative
                               Officer of Grace. Mr. Erhart is a director of Chemed.

MARY LOU FOX ..............  Ms. Fox is Senior Vice President-Marketing of the Company
Director since 1993            and has held this position since May 1996. Previously she
Age: 68                        served as Vice President -- Marketing for the Company
                               since February 1994. From July 1993 to February 1994, she
                               was Vice President -- Marketing of the Company's Pharmacy
                               Services Group (a group of subsidiaries engaged in
                               providing pharmacy services to long-term care facilities).
                               She also served as President of Westhaven Services Co.,
                               Toledo, Ohio (pharmacy services for long-term care
                               facilities) (hereinafter 'Westhaven'), a subsidiary of the
                               Company, from October 1992 to May 1998. From 1976 until
                               the Company's acquisition of Westhaven in October 1992,
                               she was the sole stockholder and the President of
                               Westhaven.

DAVID W. FROESEL, JR. .....  Mr. Froesel is Senior Vice President and Chief Financial
Nominee                        Officer of the Company and has held this position since
Age: 48                        March 1996. From May 1993 to February 1996, Mr. Froesel
                               was Vice President of Finance and Administration at
                               Mallinckrodt Veterinary, Inc., a subsidiary of
                               Mallinckrodt, Inc. From July 1989 to April 1993 he was
                               worldwide Corporate Controller of Mallinckrodt Medical,
                               Inc., a subsidiary of Mallinckrodt, Inc.

CHERYL D. HODGES ..........  Ms. Hodges is Senior Vice President and Secretary of the
Director since 1992            Company and has held these positions since February 1994.
Age: 48                        From August 1986 to February 1994, she was Vice President
                               and Secretary of the Company. From August 1982 to August
                               1986, she served as Vice President -- Corporate and
                               Investor Relations. Ms. Hodges has also served as a
                               director of the Company for four prior terms: 1984-85;
                               1986-87; 1988-89; and 1990-91.

THOMAS C. HUTTON ..........  Mr. Hutton is a Vice President of Chemed and has held this
Director since 1983            position since February 1988. Mr. Hutton is a director of
Age: 49                        Chemed. He is the son of Edward L. Hutton, Chairman of the
                               Company.

PATRICK E. KEEFE ..........  Mr. Keefe is Executive Vice President-Operations of the
Director since 1993            Company and has held this position since February 1997.
Age: 54                        Previously, he was Senior Vice President -- Operations
                               since February 1994. From April 1993 to February 1994, he
                               was Vice President -- Operations of the Company. From
                               April 1992 to April 1993, he served as Vice
                               President -- Pharmacy Management Programs of Diagnostek,
                               Inc., Albuquerque, New Mexico (mail-service pharmacy and
                               health care services) (hereinafter 'Diagnostek'). From
                               September 1990 to April 1992, Mr. Keefe served as
                               President of HPI Health Care Services, Inc. (hereinafter
                               'HPI'), a subsidiary of Diagnostek, which was acquired
                               from the Company in August 1989. From August 1984 to
                               September 1990, he served as Executive Vice President of
                               HPI.

SANDRA E. LANEY ...........  Ms. Laney is Senior Vice President and Chief Administrative
Director since 1987            Officer of Chemed and has held these positions since
Age: 56                        November 1993 and May 1991, respectively. From May 1984 to
                               November 1993, she was a Vice President of Chemed.
                               Ms. Laney is a director of Chemed.

ANDREA R. LINDELL, ........  Dr. Lindell is Dean and Professor in the College of Nursing
DNSC, RN                       at the University of Cincinnati, a position she has held
Director since 1992            since December 1990. Dr. Lindell is also Associate Senior
Age: 56                        Vice President for Interdisciplinary Education Programs
                               for the Medical Center at the University of Cincinnati,
                               since July 1998. She also serves as Interim Dean of the
                               College of Allied Health Sciences at the University of
                               Cincinnati. From August 1981 to August 1990, Dr. Lindell
                               served as Dean and a Professor in the School of Nursing at
                               Oakland University, Rochester, Michigan.

SHELDON MARGEN, M.D. ......  Dr. Margen is a Professor Emeritus in the School of Public
Director since 1983            Health, University of California, Berkeley, a position he
Age: 80                        has held since May 1989. He had served as a Professor of
                               Public Health at the University of California, Berkeley,
                               since 1979.

KEVIN J. MCNAMARA .........  Mr. McNamara is President of Chemed and has held this
Director since 1986            position since August 1994. From November 1993 to August
Age: 46                        1994, Mr. McNamara was Executive Vice President, Secretary
                               and General Counsel of Chemed. Previously, from May 1992
                               to November 1993, he held the positions of Vice Chairman,
                               Secretary and General Counsel of Chemed. From August 1986
                               to May 1992, he served as Vice President, Secretary and
                               General Counsel of Chemed. From November 1990 to December
                               1992, Mr. McNamara served as an Executive Vice President
                               and Chief Operating Officer of the Company. He is a
                               director of Chemed.

JOHN H. TIMONEY ...........  Mr. Timoney is a retired executive of Applied Bioscience
Nominee                        International Inc. (research organization serving the
Age: 66                        pharmaceutical and biotechnology industries) ('Applied
                               Bioscience'), at which he held a number of positions from
                               1986 through 1996. From December 1995 through June 1996,
                               he was Chief Executive Officer of Clinix International,
                               Inc., a wholly owned subsidiary of Applied Bioscience.
                               From June 1992 to September 1996, Mr. Timoney was Senior
                               Vice President and a director of Applied Bioscience. From
                               1986 through June 1992, he was Vice President, Chief
                               Financial Officer and a director of Applied Bioscience.
                               Mr. Timoney has also held financial and executive
                               positions with IMS Health Incorporated (market research
                               firm serving the pharmaceutical and healthcare
                               industries), Chemed and Grace.

                      COMMITTEES AND MEETINGS OF THE BOARD

    The Board of Directors of the Company has a Compensation and Incentive Committee, an Audit Committee and an Executive Committee. The Company does not have a Nominating Committee.

    The Compensation and Incentive Committee makes recommendations to the Board of Directors concerning (a) salary and incentive compensation payable to officers and certain other key employees of the Company, (b) establishment of incentive compensation plans and programs generally, (c) additional year-end contributions by the Company under the Company's Employees' Savings and Investment Plan and (d) adoption and administration of certain employee benefit plans and programs. In addition, the Compensation and Incentive Committee administers the Company's stock-based incentive plans under which it makes determinations concerning the grant of stock options and stock awards to key employees of the Company. The Compensation and Incentive Committee consists of Doctors Margen and Lindell and Mr. Erhart. The Compensation and Incentive Committee met on six occasions during 1999.

    The Audit Committee (a) recommends to the Board of Directors a firm of independent accountants to audit the Company and its consolidated subsidiaries,
(b) reviews and reports to the Board of Directors on the Company's annual financial statements and the independent accountants' report on such financial statements and (c) meets with the Company's senior financial officers, internal auditors and independent accountants to review audit plans and other matters regarding the Company's accounting, financial reporting and internal control systems. The Audit Committee consists of Mr. Erhart, Ms. Laney and Dr. Lindell. The Audit Committee met on three occasions during 1999.

    The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law or the Company's By-Laws may not be delegated. The committee meets as necessary, and all actions by the committee are reported at the next Board of Directors meeting. The Executive Committee consists of Messrs. Erhart, Hutton, Gemunder and Keefe. The Executive Committee met on three occasions during 1999.

    During 1999, there were seven meetings of the Board of Directors and each director attended at least 75% of the aggregate of (a) the total number of meetings held by the Board of Directors during the period for which he or she has been a director and (b) the total number of meetings held by all Committees of the Board of Directors during the period for which he or she served.

                           REMUNERATION OF DIRECTORS

    In 1999, each member of the Board of Directors who was not a regular employee of the Company was paid $1,300 for his or her attendance at each meeting of the Board, and $750 for each meeting of a Committee of the Board of which he or she was a member. The non-employee members of the Executive Committee received $1,300 for each meeting of the Executive Committee. The Chairmen of the Committees of the Board (except for the Executive Committee) were paid an additional $2,000 per year. During 1999, each member of the Board of Directors was granted an annual unrestricted stock award covering 400 shares of the Company's Common Stock under the 1992 Long-Term Stock Incentive Plan ('1992 Plan'). In consideration of special services to the Company during 1999, Mr. T.C. Hutton received additional stock awards covering 4,118 shares, Ms. Laney received 11,452 shares and Mr. McNamara received 4,118 shares, all of which were granted under the Company's 1992 Plan. Each of these individuals was a director of the Company but did not serve as a member of the Compensation and Incentive Committee of either the Company or an affiliated company or as a regular employee of the Company at the date of grant. Also during 1999, Mr. Erhart received an additional annual fee of $8,000 and Mr. T.C. Hutton received an additional annual fee of $5,000. Such fees were paid in lieu of stock options granted to directors in previous years. These individuals were members of the Compensation and Incentive Committee of either the Company or an affiliated company on the dates of such grants and thus were ineligible to participate.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation of the Company's most highly compensated executive officers (the 'named executives') for services to the Company and its subsidiaries during 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                 ANNUAL COMPENSATION               COMPENSATION
                                            ------------------------------   ------------------------
                                                                                      AWARDS
                                                                             ------------------------
                                                                                          # OF SHARES
                                                                             RESTRICTED   UNDERLYING     ALL OTHER
   NAME AND PRINCIPAL POSITIONS      YEAR    SALARY     BONUS     OTHER(1)    STOCK(2)      OPTIONS     COMPENSATION
-----------------------------------  ----    ------     -----     --------    --------      -------     ------------
E.L. Hutton .......................  1999   $448,333   $541,125   $42,208    $1,882,660      630,000     $2,454,476(3)
 Chairman                            1998    419,333    828,625    42,208     2,003,835      130,000      2,230,878
                                     1997    391,000    941,125    42,208     2,474,750       60,000        394,857

J.F. Gemunder .....................  1999    816,667    580,978    63,755     2,310,000    1,400,000         97,218(4)
 President                           1998    750,000    868,282    82,910     3,258,750      150,000      2,162,134
                                     1997    558,600    980,625    82,749     2,605,000       60,000      1,209,732

P.E. Keefe ........................  1999    255,750    173,838     --          703,000      182,000         36,741(4)
 Executive Vice                      1998    226,062    265,802     --          992,438       57,000        654,857
 President -- Operations             1997    199,500    301,773     --          797,781       20,000        367,645

D.W. Froesel, Jr. .................  1999    251,667    143,002     --          565,000      153,000         53,144(4)
 Senior Vice President and Chief     1998    235,000    181,231     --          770,250       43,000        539,444
 Financial Officer                   1997    197,500    206,623     --          618,688       17,000        273,846

C.D. Hodges .......................  1999    208,083     85,200     --          515,000      148,000         26,638(4)
 Senior Vice President and           1998    187,500    131,189     --          725,813       38,000        410,361
 Secretary                           1997    165,000    149,180     --          586,125       17,000        275,858

---------

(1) These amounts represent payments made to the executive officer as required to offset the tax liability associated with premiums paid by the Company on behalf of the officer under split dollar life insurance policies.

(2) Under the Company's stock award program, restricted shares of Common Stock were issued as incentive compensation to the named executives and other key employees. Restricted shares vest generally in seven annual installments as determined by the Compensation and Incentive Committee. If the recipient's employment terminates due to death, disability, retirement under a retirement plan of the Company, or change in control of the Company, the restrictions terminate. Otherwise, in the event of termination of employment, unvested shares are forfeited. Recipients receive dividends on the awarded shares. Restricted stock awards were granted in February 2000 for 1999 services as incentive compensation. The numbers of restricted shares granted in February 2000 to the named executives are as follows:
    Mr. Hutton -- 193,713 shares; Mr. Gemunder -- 237,684 shares;
    Mr. Keefe -- 72,334 shares; Mr. Froesel -- 58,135 shares; and
    Ms. Hodges -- 52,990 shares. As of December 31, 1999, the number and value of the aggregate restricted stock holdings of the named executives were:
    Mr. Hutton -- 302,730 shares or $3,632,760; Mr. Gemunder -- 375,022 shares or $4,500,264; Mr. Keefe -- 115,016 shares or $1,380,192;
    Mr. Froesel -- 73,315 shares or $879,780; and Ms. Hodges -- 87,916 shares or $1,054,992.

(3) Mr. Hutton does not participate in the Company's pension plans. The amount represents a deferral under a deferred compensation arrangement, which is designed to provide him retirement benefits comparable to other executives. The deferred amounts accrue interest at market rates and are paid in future years.

(4) This amount includes the dollar value of shares of Common Stock allocated to the named executives' accounts in the Company's Employee Stock Ownership Plan (the 'ESOP') which are attributable to the Company's contributions to the ESOP. Participants are entitled to receive the fully vested shares allocated to their accounts upon death, disability, retirement or termination of employment. To the extent benefits under the ESOP are otherwise limited by provisions of the
                                              (footnotes continued on next page)

(footnotes continued from previous page)

    Internal Revenue Code, the Company's Excess Benefits Plan provides that the Company will provide from its general funds a benefit to an employee equal to the benefit which would have been provided but for the limitations of the Internal Revenue Code. The benefits shown include those provided under the Excess Benefits Plan. For 1999, the numbers of shares attributable to these plans and the dollar values thereof included in the table for each named executive are as follows: Mr. Gemunder 5,079 shares or $75,480; Mr. Keefe 1,460 shares or $19,609; Mr. Froesel 1,074 shares or $13,095; and
    Ms. Hodges 1,184 shares or $14,341. This column also includes (a) life insurance premiums paid by the Company (Mr. Gemunder -- $5,100;
    Mr. Keefe -- $714; Mr. Froesel -- $714; and Ms. Hodges -- $1,456); (b) the present value to the recipient of future benefits derived from premium payments made by the Company for the benefit of the recipient under a split dollar life insurance policy, which provides for the refund of premiums to the Company upon termination of the policy (unrelated to term life insurance coverage) (Mr. Gemunder -- $16,638; Mr. Keefe -- $16,418;
    Mr. Froesel -- $14,800; and Ms. Hodges -- $10,841); and (c) as to
    Mr. Froesel, also includes $24,535 which the Company credited to a deferred account established for him in lieu of his participation in the Company's pension plan.

STOCK OPTIONS

    The following table sets forth information regarding stock options granted to the named executives during 1999.

                             OPTION GRANTS IN 1999

                                            INDIVIDUAL GRANTS
                             ------------------------------------------------
                                          PERCENT OF
                                            TOTAL                               POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF     OPTIONS                                 ASSUMED ANNUAL RATES OF
                               SHARES     GRANTED TO                             STOCK PRICE APPRECIATION FOR
                             UNDERLYING   EMPLOYEES    EXERCISE                         OPTION TERM($)
                              OPTIONS     IN FISCAL      PRICE     EXPIRATION   ------------------------------
           NAME              GRANTED(1)      YEAR      ($/SHARE)      DATE           5%              10%
           ----              ----------      ----      ---------      ----           --              ---
E.L. Hutton................    130,000(2)     3.5%     $12.3438     07/01/09     $  976,086      $ 2,504,767
                               500,000(3)    13.4       15.4200     07/01/09      2,216,077        8,095,618

J.F. Gemunder..............    150,000(2)     4.0       12.3438     07/01/09      1,126,253        2,890,115
                             1,250,000(3)    33.5       15.4200     07/01/09      5,540,192       20,239,045

P.E. Keefe.................     57,000(2)     1.5       12.3438     07/01/09        427,976        1,098,244
                               125,000(3)     3.4       15.4200     07/01/09        554,019        2,023,905

D.W. Froesel, Jr...........     43,000(2)     1.2       12.3438     07/01/09        322,859          828,500
                               110,000(3)     2.9       15.4200     07/01/09        487,537        1,781,036

C.D. Hodges................     38,000(2)     1.0       12.3438     07/01/09        285,317          732,163
                               110,000(3)     2.9       15.4200     07/01/09        487,537        1,781,036

---------

(1) All such options were granted effective July 1, 1999, become exercisable in four equal annual installments commencing one year from the date of grant, and expire 10 years after date of grant unless previously exercised.

(2) All such options provide for the purchase of shares of the Company's common stock at a price equal to the fair market value on the effective date of grant.

(3) All such options provide for the purchase of shares of the Company's common stock at a price equal to 125% of the fair market value on the effective date of grant.

                              -------------------

    The following table sets forth information regarding stock options exercised by the named executives during 1999 and the value of unexercised options held by the named executives as of December 31, 1999.

                    AGGREGATED OPTION EXERCISES IN 1999 AND
                         FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SHARES
                                                             UNDERLYING               VALUE OF UNEXERCISED
                          NUMBER OF                    UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                           SHARES                          FISCAL YEAR-END             FISCAL YEAR-END ($)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
         NAME             EXERCISE     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----             --------     -----------   -----------   -------------   -----------   -------------
E.L. Hutton............    70,000       $713,125        87,500         782,500         --            --

J.F. Gemunder..........     --            --           850,500       1,567,500     $3,382,920        --

P.E. Keefe.............     --            --           146,750         242,250         78,900        --

D.W. Froesel, Jr.......     --            --            33,250         200,750         --            --

C.D. Hodges............     --            --           148,250         192,000        334,762        --

PENSION PLAN

    The Company has a pension plan in which the named executives, other than Messrs. E.L. Hutton and Froesel, participate. Retirement benefits under the pension plan are calculated on the basis of the executive's earnings during the highest consecutive 60-month period during the executive's last 120 months of employment ('Final Average Compensation') and years of service. Benefits payable under the pension plan are reduced for payments under a prior Company pension plan and are partially reduced for social security benefits. The following table shows the estimated maximum annual retirement benefits payable at normal retirement (age 65) under the pension plan at selected compensation levels after various years of service. Amounts are shown on a 10-year certain and life form, after the applicable reduction for social security benefits.

                               PENSION PLAN TABLE

                                                           YEARS OF SERVICE(2)
         FINAL AVERAGE           ------------------------------------------------------------------------
        COMPENSATION(1)             15             20              25              30              35
        ---------------             --             --              --              --              --
$  200,000.....................  $ 39,841      $   53,122      $   66,402      $   79,682      $   94,682
   400,000.....................    84,841         113,122         141,402         169,682         199,682
   600,000.....................   129,841         173,122         216,402         259,682         304,682
   800,000.....................   174,841         233,122         291,402         349,682         409,682
 1,000,000.....................   219,841         293,122         366,402         439,682         514,682
 1,200,000.....................   264,841         353,122         441,402         529,682         619,682
 1,400,000.....................   309,841         413,122         516,402         619,682         724,682
 1,600,000.....................   354,841         473,122         591,402         709,682         829,682
 1,800,000.....................   399,841         533,122         666,402         799,682         934,682
 2,000,000.....................   444,841         593,122         741,402         889,682       1,039,682
 2,200,000.....................   489,841         653,122         816,402         979,682       1,144,682
 2,400,000.....................   534,841         713,122         891,402       1,069,682       1,249,682
 2,600,000.....................   579,841         773,122         966,402       1,159,682       1,354,682
 2,800,000.....................   624,841         833,122       1,041,402       1,249,682       1,459,682
 3,000,000.....................   669,841         893,122       1,116,402       1,339,682       1,564,682
 3,200,000.....................   714,841         953,122       1,191,402       1,429,682       1,669,682
 3,400,000.....................   759,841       1,013,122       1,266,402       1,519,682       1,774,582
 3,600,000.....................   804,841       1,073,122       1,341,402       1,609,682       1,879,682
 3,800,000.....................   849,841       1,133,122       1,416,402       1,699,682       1,984,682
 4,000,000.....................   894,841       1,193,122       1,491,402       1,789,582       2,089,682
 4,100,000.....................   917,341       1,223,122       1,528,902       1,834,582       2,142,182

                                                        (footnotes on next page)

(footnotes from previous page)

(1) For purposes of the pension plan, such compensation generally includes base salary and incentive compensation which for the named executives are set forth in the 'Salary' and 'Bonus' columns of the Summary Compensation Table as well as the value of stock awards vesting during the year. Covered compensation for 1999 for Messrs. Gemunder and Keefe and Ms. Hodges was $3,341,914, $1,085,420 and $745,078, respectively.

(2) As of December 31, 1999, Messrs. Gemunder and Keefe and Ms. Hodges had 36, 11 and 18 years of service, respectively.

SUPPLEMENTAL PENSION PLAN

    In 1999, the Company established a supplemental pension plan in which the named executives and one other executive officer of the Company participate. Retirement benefits under the supplemental pension plan are calculated on the basis of a specified percentage of an executive's 1997 'covered compensation' under the plan, multiplied by the executive's years of 'credited service' under the plan. Credited service includes all periods of service credited under the Company's general pension plan, up to a maximum of five years. Benefits under the plan will become vested at a rate of 20 percent per year of continued employment by the executive, measured from March 1, 1998. The following table summarizes the estimated maximum annual retirement benefits payable at the later of normal retirement age (age of 65) or five years of vesting service measured from March 1, 1998 for each of the executives after various years of benefit service.

                        SUPPLEMENTAL PENSION PLAN TABLE

                                                   ILLUSTRATIVE ANNUAL RETIREMENT BENEFITS(1)
                                                -------------------------------------------------
                                                    YEARS OF BENEFIT SERVICE AT RETIREMENT(2)
                                                -------------------------------------------------
                                                   1         2         3         4      5 OR MORE
                                                   -         -         -         -      ---------
E. L. Hutton..................................  $23,269   $46,538   $69,806   $93,075   $116,344
J. F. Gemunder................................   18,328    36,656    54,984    73,312     91,640
P. E. Keefe...................................    4,619     9,238    13,856    18,475     23,094
D. W. Froesel, Jr.............................    7,436    14,871    22,307    29,743     37,179
C. D. Hodges..................................   12,259    24,518    36,777    49,036     61,296

---------

(1) Benefits under the plan shown above are calculated on the basis of an annuity for the life of the executive with 120 monthly payments guaranteed and are not subject to any deduction for Social Security benefits or offset amounts. For purposes of calculating pension benefits under the plan, covered compensation includes the executive's 1997 base salary, incentive compensation received in 1997 and the value of all stock awards that vested during 1997. Covered compensation for 1997 for Mr. Hutton, Mr. Gemunder, Mr. Keefe, Mr. Froesel and Ms. Hodges was $2,096,287, $2,349,744, $710,582,
    $429,811 and $583,767, respectively.

(2) For purposes of calculating pension benefits under the plan, as of December 31, 1999, with the exception of Mr. Froesel, who had 3 years and 10 months of credited service, Mr. Hutton, Mr. Gemunder, Mr. Keefe and
    Ms. Hodges each had 5 years of credited service.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with certain of its executive officers. Mr. Gemunder's employment agreement provides for his continued employment as President of the Company through August 3, 2005, subject to earlier termination under certain circumstances, at his base salary as last set by the Board of Directors as well as participation in incentive compensation plans, stock incentive plans and other employee benefit plans. The agreement also provides for his continued nomination as a director of the Company. In the event of termination without cause or a material reduction in authority or responsibility, the agreement provides that Mr. Gemunder will receive severance payments equal to 150% of his then-current base salary, the amount of incentive compensation most recently paid or approved in respect of the previous year and the fair market value of all stock awards which have vested during the 12 months prior to termination ('Covered Compensation') for the balance of the term of the agreement. The provisions of Ms. Hodges' employment agreement are essentially identical to those of Mr. Gemunder, except that her agreement provides for her nomination as a director, no less frequently than bi-annually. Mr. Keefe is employed under an agreement that is also essentially identical to that of Mr. Gemunder except that director nomination is not stipulated and severance payments resulting from the conditions described above would equal 100% of Covered Compensation.
Mr. Froesel is employed under an agreement with a term expiring on March 3, 2002, except that the agreement automatically renews at that time for a three-year period unless advance notice of termination is given by either party. In the event the Company were to terminate Mr. Froesel's employment on account of a change of control of the Company, he would be entitled to be paid his then-current base salary and cash bonus compensation for the then remaining term of the agreement, plus an additional two-year period, subject to certain limitations specified in the agreement.

                    REPORT OF THE COMPENSATION AND INCENTIVE
                      COMMITTEE ON EXECUTIVE COMPENSATION

    The Company believes that executive compensation should be directly and materially linked to the financial and operating performance of the Company and increases in stockholder value. The Company's executive compensation program combines base salary, annual incentive compensation, and long-term incentive compensation in the form of stock options and restricted stock awards with various benefit plans, including pension plans, savings plans and medical benefits generally available to salaried employees of the Company.

    The executive compensation program is administered through the Compensation and Incentive Committee of the Board of Directors. The membership of the Committee is comprised of outside directors (i.e., non-employees of the Company). The Compensation and Incentive Committee is responsible for the review, approval and recommendation to the Board of Directors of matters concerning base salary and annual cash incentive compensation for key executives of the Company, which recommendations must be approved by the full Board of Directors. The Committee also administers the Company's stock incentive plans under which it reviews and makes grants of stock options and restricted stock awards. The Compensation and Incentive Committee may use, subject to the provisions of the Company's compensation plans, its discretion to set executive compensation where, in their judgment, external, internal or individual circumstances warrant.

BASE SALARY AND ANNUAL INCENTIVE OPPORTUNITY

    In determining base salary levels, the Committee considers the executive's responsibilities, experience, performance and specific issues particular to the Company. The Committee also considers the compensation practices and performances of other companies that are likely to compete with the Company for executive talent. In general, base salaries are set at levels believed by the Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation program.

    Annual incentive compensation provides a direct financial incentive to executives, in the form of an annual bonus, to achieve their business unit's and the Company's annual goals. The Committee believes that bonuses as a percent of an executive's salary should be sufficiently high to provide a major incentive for achieving annual performance targets.

    At the beginning of each fiscal year, financial and operational goals are established, which generally take into account such measures of performance as sales and earnings growth, profitability, cash flow and return on investment. Non-financial measures of performance used by the Committee in determining the annual cash bonus award include organizational development, product or service expansion and strategic positioning of the Company's assets. Specific relative weights are not assigned to each performance factor, since the relative importance of each factor varies depending upon the executive's specific job responsibilities. Instead, each individual compensation decision is made on a case-by-case basis and will ultimately depend upon the judgment of the Committee. However, when fixing the annual bonus of the executive officers listed in the Summary Compensation Table (the 'named executives'), the Committee acts within the parameters provided for in the Annual Incentive Plan for Senior Executives, approved by stockholders on May 20, 1996. Under that plan, the amount of the annual cash bonus for 1999 was dependent on the level of the Company's pretax income before adjustments for the cumulative effect of accounting changes, acquisition expenses related to pooling-of-interests transactions and special charges reaching certain target levels established at the beginning of the year.

LONG-TERM INCENTIVE COMPENSATION

    The stock option and restricted stock program forms the basis of the Company's long-term incentive plan for executives. This program seeks to align executive and long-term stockholder interests by creating a strong and direct link between executive compensation and stockholder return.

    Stock options and restricted stock awards are granted annually and are generally the primary incentive for long-term performance as they are granted at or above fair market value and have vesting restrictions which generally lapse over four to seven-year periods. The Compensation and Incentive Committee considers each grantee's current stock option and award holdings in making such grants. Both the amounts of restricted stock awards and the proportion of stock options increase as a function of higher salary and position of responsibility within the Company.

    For the named executives, the restricted share awards for 1999 under the 1992 Long-Term Stock Incentive Plan were dependent upon the percentage increase in the Company's earnings per share before the cumulative effect of accounting changes and acquisition expenses related to pooling-of-interests transactions and special charges for fiscal year 1999 meeting certain thresholds established at the beginning of the year.

POLICY ON DEDUCTIBILITY OF COMPENSATION

    Section 162(m) limits to $1,000,000 the amount that may be deducted by a publicly held company for compensation paid each year to each of its five most highly paid executive officers. Federal law excludes compensation from the $1,000,000 limit if it is paid under specified conditions, including that the compensation is based on performance goals determined by a committee of 'outside' directors and approved by the Company's stockholders. The Annual Incentive Plan for Senior Executive Officers, approved by stockholders on May 20, 1996, and amendments to the 1992 Long-Term Stock Incentive Plan, approved by stockholders on May 19, 1997, brought the plans into compliance with
Section 162(m) relating to performance-based compensation. The Committee's present intention is to comply in the future with Section 162(m) unless the Committee believes that such compliance would not be in the best interests of the Company and its stockholders.

COMPENSATION OF THE COMPANY'S PRESIDENT

    In determining Mr. Gemunder's overall compensation and each component thereof, the Committee took into consideration the report of the Hay Group, independent professional compensation consultants, and the financial measures cited above. Effective May 1, 1999, Mr. Gemunder's salary was increased to $850,000 from the $750,000 that had been his base salary since January 1, 1998. This increase was based on a survey performed by the Hay Group. The base salary established for Mr. Gemunder in 1999 was below the 75th percentile for the Company's comparator group.

    The implementation of the Prospective Payment System ('PPS') for Medicare residents of skilled nursing facilities created a more difficult operating environment than expected in the long-term care industry in 1999. The impact of PPS in 1999 was characterized by an erosion of occupancy in skilled nursing facilities, a lower acuity level of residents in such facilities and a deterioration in the financial condition of many skilled nursing facility clients. Despite this turbulent operating environment, the Company's sales grew 23% to $1.86 billion and net income and diluted earnings per share of $80,043,000 and $0.88 (excluding special items such as acquisition expenses related to pooling-of-interests and restructuring and other related charges), respectively, were lower by 17% and 18%, respectively, than in 1998 (excluding special items). More importantly in the Committee's view, given the operating environment, the Company's financial position and ability to generate positive cash flow remained strong with 1999 being a record-breaking year in cash flow from operations. Cash flow from operations grew 13% to $101,114,000.

    In determining incentive compensation for the Company's executives, including Mr. Gemunder, the Committee reviewed the reports and recommendations of the Hay Group as well as the Company's performance particularly in view of such market conditions. In determining Mr. Gemunder's compensation, the Committee took into consideration the success the Company had in achieving such level of net income and the preservation of the strength of the Company's balance sheet despite the difficult market conditions, the Company's record-breaking generation of cash flow from operations in 1999, the performance of the Company versus its competitors, the Company's performance in 1999 in other areas which it believes are key measures of the Company's success, the fact that stock-based awards in particular should provide substantial incentive to Mr. Gemunder to achieve the long-term goals of the Company, and the advice of its consultants, including the report of the Hay Group in which it was concluded that Mr. Gemunder's overall compensation in 1999 is representative of the Company's current marketplace, financial position and operating environment.

    Annual performance not only drives the payout of the Annual Incentive Plan but it also is used in determining the size of the long-term incentive grant of restricted stock awards. While acknowledging the difficulty in managing in such market conditions, given the financial results of the Company, the Committee recommended a decrease in incentive compensation from the prior year. Moreover, beginning with the 1998 awards, the Committee decided to shift the mix of cash and stock-based incentives to more heavily focus on the future long-term performance of the Company and the Committee continued that practice with respect to the 1999 awards. This shift places more pay at risk while the restricted stock vests over seven years and aligns the interests of the executives with that of the Company's stockholders.

    Accordingly, the Committee awarded Mr. Gemunder a cash bonus of $500,000 for 1999, which was 36.5% below that for 1998; and, the Committee granted
Mr. Gemunder 75,000 shares of restricted stock in recognition of the Company having achieved the performance objective required for that level of award. In addition, in light of the Company's success in achieving earnings per share (excluding special items) of $0.88 despite the difficult operating environment that occurred in 1999 and in order to provide incentive to Mr. Gemunder to restore the Company to a record of consistent growth, the Committee determined that it was in the best interests of the Company and its stockholders to grant Mr. Gemunder another award of 162,684 shares. These two awards for 1999 total 237,684 shares of restricted stock as compared with a total of 110,000 shares in 1998, an increase of 116% in the number of shares but a decrease of 30% in terms of total dollar values as compared with the 1998 grant. Both grants vest over a seven-year period. In addition, in 1999, as long-term compensation, Mr. Gemunder was granted options to purchase 1,400,000 shares of Common Stock at option prices equal to 125% of fair market value on the date of grant in the case of 1,250,000 shares and at option prices equal to the fair market value at the date of grant with respect to 150,000 shares.

    The Committee believes that it is key to the Company's success that Mr. Gemunder be primarily motivated and rewarded on the basis of shepherding the Company through the current operating environment while positioning the Company for future growth. The Committee believes that the challenges facing senior executives in difficult times try the efforts of management to a greater degree than in better times. Accordingly, the Committee believes that in granting an increasing percentage of stock-based compensation it has put in place substantial incentives to restore the Company's track record of consistent earnings growth in a manner which most directly aligns the interest of management with that of the Company's stockholders.

Compensation and Incentive Committee:

Sheldon Margen, M.D., Chairman
Andrea R. Lindell, DNSc, RN
Charles H. Erhart, Jr.

COMPENSATION AND INCENTIVE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. E.L. Hutton and Gemunder, executive officers of the Company, are directors of Chemed. In addition, Mr. Erhart, a member of the Compensation and Incentive Committee, is a director of Chemed.

                              CERTAIN TRANSACTIONS

    The Company subleases offices from Chemed, and is charged for the occasional use of Chemed's corporate aviation department, consulting services pertaining to information systems development and other incidental expenses based on Chemed's cost. The Company reimburses Chemed for all such services at rates that are essentially equal to those which would have been incurred if the Company had obtained such services from other parties. During 1999, such reimbursements totaled $1,890,000.

    The Company has contracted with MLF Co. to provide advisory and consulting services with respect to the Company's institutional pharmacy business for a period of five years commencing February 1, 1996. Mary Lou Fox, a director of the Company and nominee for re-election as a director, has an ownership interest in MLF Co. Under the consulting agreement, MLF Co. receives $12,500/month for its services.

COMPARATIVE STOCK PERFORMANCE

    The following graph compares the cumulative total return for the last five years on a $100 investment on December 31, 1994 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index, OCR Peer Group Index, and the Standard & Poor's Health Care-500 Index. The graph assumes dividend reinvestment.

                    CUMULATIVE TOTAL STOCKHOLDER RETURN FOR
                    FIVE-YEAR PERIOD ENDED DECEMBER 31, 1999


                             [PERFORMANCE GRAPH]


                                                                  DECEMBER 31,
                                               --------------------------------------------------
                                               1994     1995     1996     1997     1998     1999
                                               ----     ----     ----     ----     ----     ----
Omnicare, Inc................................  100.0   205.28   295.40   285.76   321.11   111.54
S&P 500......................................  100.0   137.58   169.17   225.60   290.08   351.12
S&P Health Care-500..........................  100.0   157.85   190.61   273.93   395.06   362.49
OCR Peer Group...............................  100.0   115.93   126.11   169.02   169.13    63.70

    This year the graph includes the OCR Peer Group Index, which is more representative of the Company's segment of the healthcare industry than the broader S&P Health Care-500 Index. The new index includes the following companies: Alterra Healthcare Corp., Bergen Brunswig Corp., Beverly Enterprises Inc., Genesis Health Ventures Inc., Manor Care Inc., NCS Healthcare Inc., Parexel International Corp., Pharmaceutical Product Development Inc., PSS World Medical Inc., and Sunrise Assisted Living Inc. The total return calculations reflected in the foregoing graph were performed by Standard & Poor's Compustat Services, Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of December 31, 1999, with respect to the only persons known to the Company to beneficially own more than 5% of the shares of its Common Stock:

                                                              NUMBER OF SHARES
                          NAME AND                               AND NATURE
                         ADDRESS OF                            OF BENEFICIAL     PERCENT OF
                      BENEFICIAL OWNER                          OWNERSHIP(a)      CLASS(a)
                      ----------------                          ------------      --------
T. Rowe Price Associates, Inc. .............................     11,388,148(b)      12.4%
  100 E. Pratt Street
  Baltimore, MD 21202
Capital Research and Management Company ....................      5,410,000(c)       5.9
  333 South Hope Street
  Los Angeles, CA 90071

---------

 (a) Under applicable Securities and Exchange Commission regulations, shares are treated as 'beneficially owned' if a person has or shares voting or dispositive power with respect to the shares or has a right to acquire the shares within 60 days of December 31, 1999. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. In calculating 'Percent of Class' for a person, shares which may be acquired by the person within such 60-day period are treated as owned by the person and as outstanding shares.

 (b) Investment adviser has sole dispositive power with respect to 11,287,136 of the listed shares and sole voting power with respect to 1,858,850 of the shares and neither shared voting nor shared dispositive power with respect to any of the shares. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. ('Price Associates') serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (c) Investment adviser has sole dispositive power with respect to all of the listed shares and neither sole nor shared voting power with respect to any of the listed shares.

    The following table sets forth information as of March 23, 2000 with respect to the shares of Common Stock beneficially owned by each of the nominees and directors, each of the named executives, and all directors and executive officers of the Company as a group:

                                                              NUMBER OF SHARES
                                                               AND NATURE OF     PERCENT OF
                    INDIVIDUAL OR GROUP                          OWNERSHIP       CLASS(a)(b)
                    -------------------                          ---------       -----------
E.L. Hutton.................................................       513,945(c)
                                                                   112,500(d)
                                                                    18,864(e)
J.F. Gemunder...............................................       894,517(c)
                                                                   875,500(d)        1.9%
                                                                    17,633(f)
T.E. Bien...................................................       145,954(c)
                                                                    37,750(d)
C.H. Erhart, Jr.............................................        19,200(c)
M.L. Fox....................................................       113,388(c)
                                                                    57,750(d)
D.W. Froesel, Jr............................................       150,000(c)
                                                                    40,250(d)
C.D. Hodges.................................................       229,486(c)
                                                                   155,250(d)
T.C. Hutton.................................................        12,137(c)
                                                                    18,864(e)
P.E. Keefe..................................................       236,817(c)
                                                                   154,250(d)
S.E. Laney..................................................        42,728(c)
                                                                     6,600(d)
A.R. Lindell, DNSc..........................................         2,800(c)
S. Margen, M.D..............................................        16,597(c)
K.J. McNamara...............................................        11,062(c)
J. H. Timoney...............................................         2,000(c)
All directors, nominees, and executive officers as a group       2,395,239(c)
  (15 persons)..............................................     1,442,475(d)
                                                                    18,864(e)        4.1%
                                                                    17,633(f)

---------

 (a) Under applicable Securities and Exchange Commission regulations, shares are treated as 'beneficially owned' if a person has or shares voting or dispositive power with respect to the shares or has a right to acquire the shares within 60 days of March 23, 2000. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. In calculating 'Percent of Class' for a person, shares which may be acquired by the person within such 60-day period are treated as owned by the person and as outstanding shares.

 (b) Percent of Class is not shown if less than 1%.

 (c) Shares held in individual capacity (or together with a member of his or her household) as to which such person has voting and dispositive powers (and includes shares allocated, as of December 31, 1999, to the account of each named person or member of the group under the Company's Employees' Savings and Investment Plan and its Employee Stock Ownership Plan).

 (d) Shares subject to outstanding options exercisable within 60 days from March 23, 2000.

 (e) Messrs. E.L. Hutton and T.C. Hutton are trustees of the E.L. Hutton Foundation, which holds 18,864 shares of Common Stock over which the Trustees share both voting and dispositive powers.

 (f) Mr. Gemunder is a trustee of the Joel F. Gemunder Foundation, which holds 17,633 shares of Common Stock, over which he holds both voting and dispositive powers.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Securities Exchange Act of 1934, as amended, persons deemed to be executive officers of the Company, directors of the Company, and beneficial owners of more than 10% of the Common Stock are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during 1999 all such persons complied with these filing requirements. In making these statements, the Company has relied upon the facts of which it is specifically aware and, in the case of its directors and officers, upon their written representations.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for the year 2000. PricewaterhouseCoopers LLP (and its predecessor) had acted as independent accountants for the Company and its consolidated subsidiaries since 1981. Although the submission of this matter to the stockholders is not required by law or the By-Laws of the Company, the selection of PricewaterhouseCoopers LLP will be submitted for ratification at the Annual Meeting. The affirmative vote of a majority of the shares represented at the meeting is necessary to ratify the selection of PricewaterhouseCoopers LLP. If the selection is not ratified at the meeting, the Board of Directors will reconsider its selection of independent accountants.

    It is expected that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to questions raised at the meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

                             STOCKHOLDER PROPOSALS

    Any stockholder proposal intended to be considered for inclusion in the proxy materials for presentation at the 2001 Annual Meeting of Stockholders must be in writing and received by the Secretary of the Company not later than December 2, 2000. If any stockholder who intends to propose any other matter to be acted on at the 2001 Annual Meeting of Stockholders does not inform the Company of such matter by February 15, 2001, the person named as proxies for the 2001 Annual Meeting of Stockholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for that meeting.

                                 OTHER MATTERS

    As of February 15, 2000, the Company did not know of any other matter, which will be presented for consideration at the Annual Meeting. However, if any other matter should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to vote on the matter.

                            EXPENSES OF SOLICITATION

    The expense of soliciting proxies in the accompanying form will be borne by the Company. The Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. The Company will reimburse such persons for their expenses in so doing. In addition to solicitation by mail, officers and regular employees of the Company may, without extra remuneration, solicit proxies personally, by telephone or by telegram from some stockholders, if such proxies are not promptly received. The Company also expects to retain D.F. King & Co., Inc., a proxy-soliciting firm, to assist in the solicitation of such proxies at a cost that will not exceed $7,500 plus reasonable expenses.

                                         By Order of the Board of Directors

                                               Cheryl D. Hodges
                                               Secretary

March 30, 2000

                              APPENDIX 1

 P R O X Y
                             OMNICARE, INC.
                      100 E. RiverCenter Boulevard
                        Covington, Kentucky 41011

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                THE ANNUAL MEETING OF STOCKHOLDERS, MAY 15, 2000.

     The undersigned hereby appoints E. L. Hutton, J. F. Gemunder and C. D. Hodges as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Omnicare, Inc. held of record by the undersigned as of March 23, 2000 at the Annual Meeting of Stockholders to be held on May 15, 2000, or at any adjournment thereof.

Election of Directors
Nominees:


Edward L. Hutton                   Cheryl D. Hodges              Andrea E. Lindell, DNSc
Joel F. Gemunder                   Thomas C. Hutton              Sheldon Margen, M.D.
Charles H. Erhart, Jr.             Patrick E. Keefe              Kevin J. McNamara
Mary Lou Fox                       Sandra E. Laney               John H. Timoney
David W. Froesel, Jr.

                   (Continued and to be signed on other side)

                                                                     SEE REVERSE
                                                                        SIDE

                              FOLD AND DETACH HERE

PLEASE MARK YOUR
VOTE AS IN THIS
EXAMPLE

                      FOR       WITHHELD                                FOR   AGAINST   ABSTAIN
1. Election of                             2. To ratify the selection                             3. In their discretion, the
   Directors.                                 of independent                                         Proxies are authorized to vote
   (see reverse)                              accountants.                                           upon such other business as may
                                                                                                     properly come before the
------------------------                                                                             meeting.

For, except vote withheld from the following nominee(s)

                              IF NO CHOICE IS SPECIFIED THIS PROXY WILL BE VOTED
                              FOR PROPOSALS (1) AND (2). When signed on behalf of a corporation, partnership, estate, trust, or other stockholder, state your title or capacity or otherwise indicate that you are authorized to sign.

                              (Please sign exactly as name(s) appear at left)
                              PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD
                              PROMPTLY USING THE ENCLOSED ENVELOPE.

                              --------------------------------------------------

                              --------------------------------------------------
                                SIGNATURE(S)                        DATE

                             FOLD AND DETACH HERE


                            STATEMENT OF DIFFERENCES


The section symbol shall be expressed as...............................'SS'